EXHIBIT 99.1

Colony Bankcorp Reports First Quarter Results

Company Declares Quarterly Cash Dividend of $0.075 per Share

FITZGERALD, Ga., April 18, 2019 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq: CBAN) ("Colony" or the "Company") today reported net income of $2.84 million or $0.34 per diluted share for the first quarter of 2019 compared with $3.2 million or $0.37 per diluted share for the same quarter last year.

Separately, the Company also announced that the Board of Directors has declared a quarterly cash dividend of $0.075 per share, to be paid on its common stock on May 15, 2019, to shareholders of record as of the close of business on April 30, 2019.  This continues the higher rate set in January 2019, an increase of 50%, which reflects the Board's ongoing confidence in the Company's strong earnings and capital position and the Company's prospects for continued attractive growth.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, "Although we report a decline in net income year over year for the first quarter of 2019, these results do not fully reflect the extensive activity to lay the groundwork for sustainable and attractive long-term growth and improved profitability.  On loan production, we continue to implement a new model to create momentum and accountability in our calling efforts.  This takes time, but we are seeing positive gains and our loan production pipeline is building.  Additionally, we continue to actively refine our regional alignment and add new bankers to strengthen our team.  Our recent announcement of the addition of Mike Davis as Market President and Patricia Brooks as Commercial Banker in the Tifton market illustrates these realignments.  We are excited about the way our regional and market-by-market coverage is developing and believe these efforts will support loan growth over the long term.

"As to noninterest income, we continue to realign our products and marketing efforts to grow deposits and account fees, the effects of which should become more apparent beginning in the second half of this year," Fountain continued.  "We also are looking to add noninterest income from other lines of business.  A good example of this can be seen with our recent opening of a mortgage loan origination office in LaGrange, Georgia, led by The Whatley Team, one of the area's most experienced mortgage lending teams.  Also, we just announced an agreement to acquire PFB Mortgage, the secondary market mortgage business of Planters First Bank with offices in Albany, Athens, Macon, and Warner Robins.  This transaction, along with the addition of The Whatley team, is expected to substantially increase our mortgage lending revenue.

"Lastly, regarding our expense structure, we continue to explore opportunities to improve our operating efficiency," Fountain added.  "A key view in this regard is to leverage our infrastructure to support sustained growth, both internally and with the prospects of strategic acquisitions."   Fountain noted that the Company's recently announced acquisition of LBC Bancshares, Inc. ("LBC"), parent company of Calumet Bank, headquartered in LaGrange, Georgia, continues to proceed toward a May 1 closing date, having received stockholder and regulatory approvals.  LBC is the parent company for Calumet Bank, which has two branches – one each in LaGrange and Columbus – as well as a loan production office in Atlanta.  As of March 31, 2019, LBC had approximately $207 million in assets.

Capital

Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be classified as "well-capitalized."  At March 31, 2019, the Company's tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.18%, 15.31%, 16.09% and 12.52%, respectively, compared with 10.14%, 14.97%, 15.88% and 12.11%, respectively, at March 31, 2019.

Net Interest Margin

During the first quarter of 2019, the Company reported net interest income of $10.36 million compared with $10.13 million for the comparable 2018 period.  Net interest margin for the first quarter of 2019 was 3.46%, down nine basis points on a sequential quarter basis and the year-earlier quarter.  The decline resulted from a continued mix of lower-yielding assets and an increase in cost of funds.

Asset Quality

Asset quality remained solid with continued improvement from a year ago.  Substandard assets, which include non-performing assets, totaled $24.26 million at March 31, 2019, compared with $27.94 million at March 31, 2018.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 16.89% at March 31, 2019, compared with 20.71% at March 31, 2018.  Non‑performing assets decreased to $9.17 million or 1.17% of total loans and other real estate owned ("OREO") from $10.35 million or 1.34% at March 31, 2018.  OREO totaled $1.64 million at March 31, 2019, reflecting a 57.84% reduction from $3.89 million at March 31, 2018.

In the first quarter of 2019, net charge-offs were $818 thousand or 0.10% of average loans compared with net charge-offs of $66 thousand or 0.01% of average loans in the first quarter of 2018.  The loan loss reserve was $6.59 million or 0.85% of total loans on March 31, 2019, compared with $7.47 million or 0.97% at March 31, 2018.  Loan loss reserve methodology resulted in a $131 thousand loan loss provision for the three months ended March 31, 2019, compared with $26 thousand for the comparable 2018 period.

Noninterest Income

Total noninterest income decreased 4.12% to $2.33 million for the three months ended March 31, 2019, from $2.43 million in the comparable 2018 period.  Service charges on deposits for the year decreased $137 thousand or 12.44%.

Noninterest Expense

Total noninterest expense increased 5.74% to $9.03 million for the three months ended March 31, 2019, from $8.54 million in the comparable 2018 period.  Salaries and employee benefit expenses increased 9.17%, occupancy expense decreased 2.01% and other noninterest expense increased 2.33% for the comparable years.  The efficiency ratio increased to 70.83% for the three months ended March 31, 2019, from 67.87% in the comparable 2018 period.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank.  Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 27 full-service branches throughout Central, Southern and Coastal Georgia, as well as a full-service website at www.colonybank.com. Colony's common stock is traded on the NASDAQ Global Market under the symbol CBAN.  Follow the Company on Facebook or on Twitter @colony_bank.

Forward-Looking Statements

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services and the proposed acquisitions of LBC Bancshares, Inc. and FPB Mortgage; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties, including, among others, the Company's ability to implement its various strategic initiatives, which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements, and the risks related to the proposed acquisitions of LBC Bancshares, Inc. and FPB Mortgage, including the risk that the proposed acquisitions do not close when expected or at all because of required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transactions may need to be modified to satisfy such approvals or conditions, and the risk that anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions.  Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties.  Actual results may differ materially from those contemplated by such forward-looking statements.  A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release.  Many of these factors are beyond the Company's ability to control or predict.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2018, under the captions "Forward-Looking Statements and Factors that Could Affect Future Results" and "Risk Factors" and in the Company's quarterly reports on Form 10‑Q and current reports on Form 8-K.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Unaudited Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2019	2018

Total Noninterest Income	$2,334	$2,434
Securities (Gains) Losses	-	-
Adjusted Noninterest Income	$2,334	$2,434

Total Noninterest Expense	$9,026	$8,536
Acquisition-related Expenses	(33)	-
Impairment Loss on Assets Held for Sale	-	-
Realized Gains (Losses) on Assets Held for Sale	2	-
Adjusted Noninterest Expense	$8,995	$8,536

Net Income	$2,835	$3,188
Total Adjustments, Net of Tax*	24	-
Adjusted Net Income	$2,859	$3,188

Diluted Earnings Per Share	$0.34	$0.37
Total Adjustments, Net of Tax*	-	-
Adjusted Diluted Earnings Per Share	$0.34	$0.37

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share represented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Income Taxes, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

COLONY BANKCORP, INC.
Consolidated Balance Sheets
(in thousands)

	March 31, 2019	Dec. 31, 2018	March 31, 2018

	(unaudited)	(audited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$10,643	$10,377	$9,797
Interest-Bearing Deposits	75,062	49,778	42,167

Investment Securities
Available for Sale, at Fair Value	357,889	353,066	341,620
Federal Home Loan Bank Stock, at Cost	2,782	2,978	3,169
Loans	779,991	782,027	768,497
Allowance for Loan Losses	(6,589)	(7,277)	(7,467)
Unearned Interest and Fees	(513)	(501)	(571)
	772,889	774,249	760,459
Premises and Equipment	29,541	29,494	28,561
Other Real Estate	1,635	1,841	3,892
Other Intangible Assets	731	759	36
Other Assets	27,905	29,336	28,719
Total Assets	$1,279,077	$1,251,878	$1,218,420

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-Bearing	$199,485	$192,847	$176,755
Interest-Bearing	912,193	892,278	875,598
	1,111,678	1,085,125	1,052,353

Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	39,000	44,000	48,500
	63,229	68,229	72,729

Other Liabilities	3,104	2,832	3,372

Stockholders' Equity

Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,444,908 Shares as of March 31, 2019 and Dec. 31, 2018 and 8,439,258 as of March 31, 2018, Respectively	8,445	8,445	8,439
Paid in Capital	26,064	26,064	29,145
Retained Earnings	71,661	69,459	61,997
Restricted Stock - Unearned Compensation	(77)	(86)	-
Accumulated Other Comprehensive Loss, Net of Tax	(5,027)	(8,190)	(9,615)
	101,066	95,692	89,966
Total Liabilities and Stockholders' Equity	$1,279,077	$1,251,878	$1,218,420

COLONY BANKCORP, INC.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,470	$9,728
Deposits with Other Banks	282	75
Investment Securities
U. S. Government Agencies	2,156	1,911
State, County and Municipal	25	27
Corporate Debt	27	28
Dividends on Other Investments	53	41
	13,013	11,810
Interest Expense
Deposits	2,122	1,200
Federal Funds Purchased	-	-
Borrowed Money	534	481
	2,656	1,681
Net Interest Income	10,357	10,129
Provision for Loan Losses	131	26
Net Interest Income After Provision for Loan Losses	10,226	10,103

Noninterest Income
Service Charges on Deposits	964	1,101
Other Service Charges, Commissions and Fees	900	789
Mortgage Fee Income	143	149
Securities Gains (Losses)	-	-
Other	327	395
	2,334	2,434

Noninterest Expense
Salaries and Employee Benefits	5,371	4,920
Occupancy and Equipment	1,025	1,046
Other	2,630	2,570
	9,026	8,536

Income Before Income Taxes	3,534	4,001
Income Taxes	699	813
Net Income	$2,835	$3,188

Net Income Per Share
Basic	$0.34	$0.38
Diluted	$0.34	$0.37
Cash Dividends Declared Per Share	$0.075	$0.05
Weighted Average Basic Shares Outstanding	8,440,357	8,439,258
Weighted Average Diluted Shares Outstanding	8,440,357	8,657,379

COLONY BANKCORP, INC.
Unaudited Financial Highlights
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

EARNINGS SUMMARY
Net Interest Income	$10,357	$10,129
Provision for Loan Losses	131	26
Non-interest Income	2,334	2,434
Non-interest Expense	9,026	8,536
Income Taxes	699	813
Net Income	2,835	3,188

PER COMMON SHARE SUMMARY
Common Shares Outstanding	8,444,908	8,439,258
Weighted Average Basic Shares	8,440,357	8,439,258
Weighted Average Diluted Shares	8,440,357	8,657,379
Earnings Per Basic Share	$0.34	$0.38
Earnings Per Diluted Share	$0.34	$0.37
Cash Dividends Declared Per Share	$0.075	$0.05
Common Book Value Per Share	$11.97	$10.66
Tangible Common Book Value Per Share	$11.88	$10.66

OPERATING RATIOS (ANNUALIZED)
Net Interest Margin (a)	3.46%	3.55%
Return on Average Assets	0.90%	1.06%
Return on Average Total Equity	11.76%	14.18%
Efficiency (b)	70.83%	67.87%

(a)  Computed using fully taxable-equivalent net income.
(b) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	March 31,
	2019	2018

ENDING BALANCES
Total Assets	$1,279,077	$1,218,420
Loans, Net of Reserves	772,889	760,459
Allowance for Loan Losses	6,589	7,467
Intangible Assets	731	36
Deposits	1,111,678	1,052,353
Common Shareholders’ Equity	101,066	89,966
Total Equity	101,066	89,966
Total Equity to Total Assets	7.90%	7.38%

COLONY BANKCORP, INC.
Unaudited Financial Highlights (Continued)
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

AVERAGE BALANCES
Total Assets	$1,258,649	$1,205,000
Loans, Net of Reserves	772,741	753,884
Deposits	1,091,118	1,041,245
Common Shareholders' Equity	96,396	89,969
Total Equity	96,396	89,969

ASSET QUALITY
Nonperforming Loans	$7,534	$6,453
Nonperforming Assets	9,170	10,345
Substandard Assets	24,257	27,937
Net Loan Charge-offs (Recoveries)	818	66
Reserve for Loan Loss to Total Loans	0.85%	0.97%
Reserve for Loan Loss to Non- performing Loans	87.46%	115.71%
Reserve for Loan Loss to Non-performing Assets	71.85%	72.18%

Net Loan Charge-offs (Recoveries) to Average Total Loans	0.10%	0.01%
Nonperforming Loans to Total Loans	0.97%	0.84%
Nonperforming Assets to Total Assets	0.72%	0.85%

Nonperforming Assets to Total Loans and Other Real Estate	1.17%	1.34%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	16.89%	20.71%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2019	4Q2018	3Q2018	2Q2018	1Q2018
Assets	$1,279,077	$1,251,878	$1,186,196	$1,204,472	$1,218,420
Loans	772,889	774,249	771,773	759,096	760,459
Deposits	1,111,678	1,085,125	1,011,059	1,035,886	1,052,353
Total Equity	101,066	95,692	88,988	88,246	89,966
Net Income	2,835	2,965	2,695	3,069	3,188
Net Income Per Basic Share	0.34	0.35	0.32	0.36	0.38

Key Performance Ratios
Return on Average Assets	0.90%	0.97%	0.90%	1.03%	1.06%
Return on Average Total Equity	11.76%	13.18%	12.10%	13.82%	14.18%
Total Equity to Total Assets	7.90%	7.64%	7.50%	7.33%	7.38%
Net Interest Margin	3.46%	3.55%	3.57%	3.57%	3.55%

For additional information, contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)